Exhibit 99.1

FOR IMMEDIATE RELEASE

C-BASS 335 Madison Avenue New York, NY 10017 www.c-bass.com	FIELDSTONE INVESTMENT CORPORATION 11000 Broken Land Parkway Columbia, MD 21044 www.FieldstoneInvestment.com

CONTACTS:

C-BASS Lisa Brzezinski Vice President 212.850.7724 Lisa.Brzezinski@c-bass.com	FIELDSTONE INVESTMENT CORPORATION Mark Krebs Senior Vice President 410.772.7275 mkrebs@fmcc.com

C-BASS AGREES TO ACQUIRE FIELDSTONE INVESTMENT CORPORATION

New York, New York; Columbia, Maryland; February 16, 2007 – Credit-Based Asset Servicing and Securitization LLC (C-BASS), the established leader in servicing and securitizing credit-sensitive residential mortgages, and an affiliate of MGIC (NYSE:MTG) and Radian Group Inc. (NYSE:RDN), and Fieldstone Investment Corporation (Nasdaq:FICC), a mortgage banking company that originates, sells, and invests primarily in non-conforming single-family residential mortgage loans, today announced that they have entered into a definitive merger agreement.

Under the terms of the agreement, C-BASS will acquire all of the outstanding common stock of Fieldstone for $5.53 per share in cash. The per share purchase price is subject to a $0.20 reduction in the event Fieldstone does not complete settlement of certain litigation pending prior to the merger. The purchase price per share represents a 112% premium over Fieldstone’s closing stock price on February 15, 2007, the last trading date prior to execution of the merger agreement. Under the terms of the merger agreement, Fieldstone is no longer permitted to declare or pay any dividends to its stockholders unless necessary to maintain its status as a REIT. Any such dividend will result in a dollar for dollar reduction in the purchase price.

Fieldstone’s Board of Directors has approved the merger agreement and has recommended the approval of the transaction by Fieldstone’s common stockholders. Completion of the transaction, which is currently expected to occur in the second quarter of 2007, is contingent upon various closing conditions, including regulatory approvals, certain consents of third parties and the approval of holders of a majority of Fieldstone’s outstanding common stock. Fieldstone stockholders will be asked to vote on the proposed transaction at a special meeting to be announced.

The transaction supports C-BASS’s strategy of aligning with companies that have significant investments in mortgage securities, where C-BASS’s wholly-owned subsidiary, Litton Loan Servicing, as servicer, can enhance the underlying value of these securities. C-BASS and Litton will manage the performance of Fieldstone’s portfolio of over $5.7 billion of serviceable loans. In addition, Fieldstone’s origination platform creates synergies for C-BASS.

“This transaction represents an excellent opportunity for C-BASS and strengthens the depth of our organization. We look forward to working with Fieldstone on enhancing their loan programs through our proprietary analytics and the skill of Litton Loan Servicing,” said John Draghi, Chief Operating Officer at C-BASS. “We believe that Fieldstone’s origination business will be stronger as a result of our affiliation, and we look forward to the opportunity to acquire a portion of Fieldstone’s loans for the C-BASS portfolio on an ongoing basis.”

Michael J. Sonnenfeld, Fieldstone’s President and CEO said, “We believe the significant premium to the market price that C-BASS is offering to our stockholders is the best opportunity for our stockholders to recognize value in this very challenging time in the non-prime mortgage industry. We believe that we will be more successful building our origination business by integrating our platform with C-BASS and Litton and their industry leading analytics, servicing and loss mitigation capability.”

Lehman Brothers, Inc. acted as financial advisor to Fieldstone. Hogan & Hartson LLP acted as legal advisor to Fieldstone. Hunton & Williams LLP acted as legal advisor to C-BASS.

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About C-BASS

C-BASS, based in New York, is a leading issuer, servicer and investor specializing in credit-sensitive residential mortgage assets. C-BASS is a limited liability company capitalized by MGIC Investment Corporation (NYSE:MTG), Radian Group Inc. (NYSE:RDN), and C-BASS management. MGIC Investment Corporation, based in Milwaukee, WI is the parent of Mortgage Guaranty Insurance Corporation (MGIC), and Radian Group Inc., based in Philadelphia, PA is the parent of Radian Guaranty Inc.

About Fieldstone Investment Corporation

Fieldstone Investment Corporation owns and manages a portfolio of non-conforming mortgage loans originated primarily by its mortgage origination subsidiary, Fieldstone Mortgage Company, and has elected to be a real estate investment trust for federal income tax purposes. Founded in 1995, Fieldstone Mortgage Company is a nationwide residential mortgage banking company that originates non-conforming and conforming residential mortgage loans through independent mortgage brokers serviced by regional wholesale operations centers and a network of retail branch offices located throughout the country. Fieldstone is headquartered in Columbia, Maryland.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors that could affect, prevent or delay the closing of the transactions described in this release and such other risk factors affecting Fieldstone include, but are not limited to (i) the potential inability to satisfy the conditions to closing of the merger or the possibility that Fieldstone’s stockholders do not approve the merger, (ii) Fieldstone’s ability to implement or change aspects of its portfolio strategy; (iii) interest rate volatility and the level of interest rates generally; (iv) the sustainability of loan origination volumes and levels of origination costs; (v) compliance with the covenants in Fieldstone’s credit and repurchase facilities and continued availability of credit facilities for the liquidity it needs to support its origination of mortgage loans; (vi) the ability to sell or securitize mortgage loans on favorable economic terms; (vii) deterioration in the credit quality of Fieldstone’s loan portfolio; (viii) the nature and amount of competition; (ix) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (x) other risks and uncertainties outlined in Fieldstone Investment Corporation’s periodic reports filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Fieldstone and C-BASS. In connection with the proposed transaction, Fieldstone will file a proxy statement with the Securities and Exchange Commission (SEC). Fieldstone stockholders are urged to read the proxy statement filed with the SEC carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. The final proxy statement will be mailed to Fieldstone stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by Fieldstone with the SEC free of charge at the SEC’s website at www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Fieldstone’s website, www.fieldstoneinvestment.com, or by contacting Mark Krebs, Senior Vice President, Fieldstone Investment Corporation, telephone (410) 772.7275.

Participants in the Solicitation

Fieldstone and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Fieldstone in respect to the proposed transaction. Information about Fieldstone and its directors and executive officers, and their ownership of Fieldstone securities is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Fieldstone which was filed with the SEC on April 26, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the proposed transactions, when it becomes available.

Source: Fieldstone Investment Corporation and C-BASS

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